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                                                                   Exhibit 10.34


                                 AMENDMENT NO. 7
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


                  Amendment No. 7 dated as of April 30, 1997, to Graham-Field Health Products, Inc.'s Incentive Program, as amended (the
"Incentive Program").

                  Section 3 of the Incentive Program is hereby amended to read in its entirety as follows:

"3. Eligibility for Grants. Grants may be made to any (a) employee of the Company who is an officer, director or other key executive, professional or administrative employee, (b) consultant, advisor, independent contractor or any other person from time to time designated and selected by the Committee ("Eligible Employee"), and (c) directors of the Company who are not officers or employees of the Company or any subsidiary of the Company, pursuant to Section 8 hereof. The Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular grant."